Exhibit 23.1

Paumanok Publications, Inc.

3608-200 Davis Drive, #349

Morrisville, NC 27560

Tel.: (919) 468-0384

Fax: (919) 468-0386

www.paumanokgroup.com

Date: May 23, 2011

We hereby irrevocably consent to the use of our company’s name, all references to reports conducted by us and the other information and data related thereto in the registration statement on Form S-3, and any amendment, prospectus or prospectus supplement in connection therewith, filed with the Securities and Exchange Commission by KEMET Corporation (Registration No. 333-172628) for the registration of KEMET Corporation’s common stock.

PAUMANOK PUBLICATIONS, INC.

By:	/s/ Dennis M. Zogbi
Name: Dennis M. Zogbi
Title: CEO and Founder
Paumanok Publications, Inc.
Industrial Market Research
3608-200 Davis Drive, #349
Morrisville, NC 27560